Investor Contact: Maurice Carson, (650) 318-4700

Media Contact: Anna del Rosario, (650) 318-4500

For Release: April 29, 2010 @ 1:15 P.M. PDT

ACTEL ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. DATE – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $52.3 million for the first quarter of 2010, up 7.8 percent from the first quarter of 2009 and up 5.2 percent from the fourth quarter of 2009.

Actel reported net income in accordance with U.S. generally accepted accounting principles (GAAP) of $2.9 million, or $0.11 per diluted share, for the first quarter of 2010 compared with a net loss of $(3.0) million, or $(0.11) per basic share, for the first quarter of 2009 and a net income of $1.0 million, or $0.04 per diluted share, for the fourth quarter of 2009.

Non-GAAP net income, which excludes stock-based compensation, expenses associated with the restructuring, and other non-recurring adjustments, was $3.8 million, or $0.14 per diluted share, for the first quarter of 2010 compared with $0.8 million, or $0.03 per diluted share, for the first quarter of 2009 and $3.3 million, or $0.12 per diluted share, for the fourth quarter of 2009.

Significant Developments

During the first quarter:

•	In March, Actel unveiled SmartFusion™ , the world’s first intelligent mixed signal FPGA. SmartFusion devices feature Actel’s proven FPGA fabric, a complete microcontroller subsystem built around a hard ARM® Cortex™-M3 processor and programmable analog blocks.

•	Actel also announced in March a comprehensive development environment and ecosystem for SmartFusion Intelligent Mixed Signal FPGAs, including RTOS support from Micrium, compiler support from IAR Systems, a comprehensive training partnership with Doulos, and full production releases of Actel’s own Libero and Soft Console IDE tools.

•	Pigeon Point Systems announced a new MMC management solution and IPMC and Carrier IPMC Starter Kits both using SmartFusion Intelligent Mixed Signal FPGAs.

•	Actel received a coveted supplier award in March from Mitsubishi Electric Corporation, a prime contractor on many of Japan’s most important space programs. This award reflects Actel’s continued dedication to quality, reliability and support of the worldwide space market.

•	In January, Actel announced that its low power ProASIC3® and ProASICPLUS® FPGA families have been designed into flight-critical applications on the new Boeing 787 Dreamliner commercial airliner. The commercial aircraft successfully completed its maiden test flight on December 15, 2009.

Business Outlook – Second Quarter 2010

The Company believes that second quarter 2010 revenues will be up 8 percent to 12 percent sequentially. Gross margin is expected to be about 60 percent. Operating expenses are anticipated to come in at approximately $27.8 million, which excludes an estimated $2.0 million of stock-based compensation expense and $0.6 million associated with the acquisition of Pigeon Point Systems. Other income is expected to be about $0.5 million. The non-GAAP tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.4 million shares.

Conference Call

A conference call to discuss first quarter results will be held Thursday, April 29, 2010, at 1:30 p.m. PDT. A live webcast and replay of the call will be available. Webcast and replay access information as well as financial and other statistical information can be found on Actel’s website, www.actel.com.

Non-GAAP Adjustments and Reconciliation

This release includes non-GAAP net income, non-GAAP net income per share data, and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, particularly by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Forward-Looking Statements

The statements in the paragraph under the heading “Business Outlook – Second Quarter 2010” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-K, which can be found on Actel’s website, www.actel.com. Actel’s projected revenues and operating results for the second quarter of 2010, are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, booking and shipment uncertainties, and a failure to fully achieve the projected results of or to accurately estimate the charges for the restructuring. These and the other Risk Factors make it difficult for Actel to accurately project quarterly financial and restructuring results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

About Actel

Actel is the leader in low power FPGAs and mixed signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Actel, Actel Fusion, IGLOO, Libero, Pigeon Point, ProASIC, SmartFusion and the associated logos are trademarks or registered trademarks of Actel Corporation. All other trademarks and service marks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	Apr 4,	Jan 3,	Apr 5,
	2010	2010	2009
Net revenues	$52,263	$49,699	$48,459
Costs and expenses:
Cost of revenues	19,741	18,715	20,785
Research and development	14,727	14,160	16,393
Selling, general, and administrative	15,013	14,401	13,490
Restructuring and asset impairment charges	14	1,202	1,119
Amortization of acquisition-related intangibles	193	193	193

Total costs and expenses	49,688	48,671	51,980

Income (loss) from operations	2,575	1,028	(3,521)
Interest income and other, net	597	71	1,752

Income (loss) before tax provision	3,172	1,099	(1,769)
Tax provision	234	137	1,187

Net income (loss)	$2,938	$962	$(2,956)

Net income (loss) per share:
Basic	$0.11	$0.04	$(0.11)

Diluted	$0.11	$0.04	$(0.11)

Shares used in computing net income (loss) per share:
Basic	26,313	26,203	26,027

Diluted	26,527	26,362	26,027

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended
	Apr 4, 2010	Jan 3, 2010	Apr 5, 2009
Cost and expenses:
Non-GAAP research and development	$13,590	$12,915	$15,105
Adjustments related to stock based compensation and other	1,137	1,245	1,288

GAAP research and development	$14,727	$14,160	$16,393

Non-GAAP restructuring and asset impairment charges	$—	$—	$-
Adjustments related to restructuring and asset impairments	14	1,202	1,119

GAAP restructuring and asset impairment charges	$14	$1,202	$1,119

Non-GAAP amortization of acquisition-related intangibles	$—	$-	$-
Adjustments related to amortization of acquisition-related intangibles	193	193	193

GAAP amortization of acquisition-related intangibles	$193	$193	$193

Non-GAAP selling, general and administrative	$14,158	$13,487	$12,454
Adjustments related to stock based compensation, option investigation and other	855	914	1,036

GAAP selling, general and administrative	$15,013	$14,401	$13,490

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended
	Apr 4, 2010	Jan 3, 2010	Apr 5, 2009
Income (loss) from operations:
Non-GAAP income from operations	$4,774	$4,582	$115
Adjustments related to restructuring and stock based compensation, and other	(2,199)	(3,554)	(3,636)

GAAP income (loss) from operations	$2,575	$1,028	$(3,521)

Interest income and other, net:
Non-GAAP interest income and other, net	$597	$71	$1,036
Adjustments related to insurance reimbursement	—	—	716

GAAP interest income and other, net	$597	$71	$1,752

Income (loss) before tax provision:
Non-GAAP income before tax provision	$5,371	$4,653	$1,151
Adjustments related to restructuring and stock based compensation, and other	(2,199)	(3,554)	(2,920)

GAAP income (loss) before tax provision	$3,172	$1,099	$(1,769)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	Apr 4, 2010	Jan 3, 2010	Apr 5, 2009
Net income (loss):
Non-GAAP net income	$3,760	$3,257	$806
Adjustments related to restructuring and stock based compensation, other and tax	(822)	(2,295)	(3,762)

GAAP net income (loss)	$2,938	$962	$(2,956)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.14	$0.12	$0.03
Adjustments related to restructuring and stock based compensation, other and tax	(0.03)	(0.08)	(0.14)

GAAP net income (loss) per share	$0.11	$0.04	$(0.11)

Diluted:
Non-GAAP net income per share	$0.14	$0.12	$0.03
Adjustments related to restructuring, stock based compensation, other and tax	(0.03)	(0.08)	(0.14)

GAAP net income (loss) per share	$0.11	$0.04	$(0.11)

ACTEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Apr 4, 2010	Jan 3, 2010
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$30,297	$45,994
Short-term investments	118,336	106,007
Accounts receivable, net	33,166	19,112
Inventories, net	38,380	37,324
Deferred income taxes	1,729	1,729
Prepaid expenses and other current assets	7,056	8,166

Total current assets	228,964	218,332
Long-term investments	656	663
Property and equipment, net	21,977	22,969
Goodwill and other intangible assets, net	34,746	34,939
Deferred income taxes	—	—
Other assets, net	29,839	30,099

	$316,182	$307,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,988	$10,262
Accrued compensation and employee benefits	6,824	8,206
Accrued licenses	6,016	4,996
Other accrued liabilities	3,777	5,422
Deferred income on shipments to distributors	30,158	22,867

Total current liabilities	58,763	51,753
Deferred compensation plan liability	5,807	5,470
Deferred rent liability	1,345	1,590
Accrued sabbatical compensation	2,743	2,805
Other long-term liabilities, net	11,250	11,921

Total liabilities	79,908	73,539
Shareholders’ equity	236,274	233,463

	$316,182	$307,002

ACTEL CORPORATION

SUPPLEMENTAL HISTORICAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended
	Apr 4, 2010	Jan 3, 2010	Apr 5, 2009
Non-GAAP Operations Information
Percent of Revenue
Gross Margin	62.2%	62.3%	57.1%
R&D Expense	26.0%	26.0%	31.2%
SG&A Expense	27.1%	27.1%	25.7%
Depreciation and Amortization
Expense (000’s)	2,995	3,063	3,497
Capital Expenditures (000’s)	1,817	1,044	2,145
Revenue by Technology
Flash	24%	24%	24%
Other	76%	76%	76%
Revenue by Geographic Region
North America	54%	55%	52%
Europe	20%	23%	27%
Asia Pacific/Rest of World	26%	22%	21%
Revenue by Channel
OEM	37%	28%	33%
Distribution	63%	72%	67%
Revenue by Market Segment
Communication	7%	8%	7%
Consumer	16%	20%	16%
Industrial	31%	30%	37%
Aero/Military	46%	42%	40%

Market segment numbers are based on our estimate of end uses by our customers.

Flash technology products are defined as the ProASIC, ProASICPLUS, ProASIC3, ProASIC3 Low Power, IGLOO, IGLOO PLUS, Fusion, and SmartFusion product families.